EXHIBIT 99.4

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D/A shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 21, 2024

TCCS I, LP
By: TC GP, LLC, its General Partner

/s/ Vikram Patel
Name: Vikram Patel
Title: Authorized Signatory

TC GP, LLC

/s/ Vikram Patel
Name: Vikram Patel
Title: Authorized Signatory

Tarsadia Capital, LLC

/s/ Vikram Patel
Name: Vikram Patel
Title: Head of Tarsadia Capital, LLC

NVGA I, LLC
By: TI Manager, LLC, its Manager

/s/ Vikram Patel
Name: Vikram Patel
Title: Managing Director

CP (HLTH), LLC
By: TI Manager, LLC, its Manager

/s/ Vikram Patel
Name: Vikram Patel
Title: Managing Director

Tarsadia Investments, LLC

/s/ Mitchell Caplan
Name: Mitchell Caplan
Title: President

TUP Investments, L.P.
By: TUP Three, LLC, its General Partner

/s/ Vikram Patel
Name: Vikram Patel
Title: Manager

T-Twelve Holdings, LLC By: TFC Manager, LLC, its Manager

/s/ John Galvin
Name: John Galvin
Title: Manager

TFC Manager, LLC

/s/ John Galvin
Name: John Galvin
Title: Manager

/s/ Rishy Reddy
RISHY REDDY